UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

US Antimony is pleased to report that a deal to acquire the mining claims at the Sierra Guadalupe site in the state of Zacatecas Mexico has been signed. The agreement requires US Antimony to pay $1,035,025.70 US dollars plus VAT (16%) with an initial payment of $450,000 plus VAT (16%) followed by 50 monthly payments for the remainder of the balance.

The mine was in small-scale production prior to 1960. Nothing is known about the duration or production from this period but the previous owner, who purchased the claims in 1960 says his father sold train cars of ore during that period. The claims contain 4 separate mines:

1.	The Santa Monica mine that has 1 portal with more than 250 meters of tunnels.
2.	The El As mine which has 3 portals, each with approximately 150 meters of tunnels.
3.	The El As 2 mine which has one portal with about 300 meters connecting to the Santa Fe mine.
4.	The Santa Fe mine with 2 portals, one connecting to the El As 2 tunnel and the other with about 150 meters of tunnels.

Mine production between 1960 and 1965 was achieved by purchasing ore from the local miners and records were not kept or are not available. Mine production from 1965 until 1970, the last time the mine was worked, were approximately as follows per month:

1.	50 tons (1 train ore car) of ore at between 30%-35% antimony.
2.	100 tons (2 train ore cars) of ore between 22%-28% antimony.
3.	150 tons (3 train ore cars) of ore between 15% to 18% antimony.

US Antimony, as part of an earlier agreement shipped low-grade dump rock from the Sierra Guadalupe mines to its flotation plant in Guanajuato Mexico to produce antimony trisulfide concentrates that were then shipped to its headquarters in Montana for purification in electric furnaces. The result of this campaign was the yielding of samples that were sent to the United States DLA (Defense Logistics Agency) for military specification approval. To date, all of the samples sent have been approved.

US Antimony is very excited to have acquired these claims as these claims represent a rare opportunity, namely, a source of non-contaminated antimony trisulfide ore suitable for the synthesis of antimony trisulfide for the munitions industry both for the DLA but also for the general munitions’ industry.

The Company plans to formalize an agreement with the local surface-right owners with the assistance of the previous owner, fix the road, source miners, and begin mining as soon as possible.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022

UNITED STATES ANTIMONY CORPORATION

By:	/s/ John C. Gustavsen
John C. Gustavsen
C. E. O.

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